EXHIBIT 99.4


                         STATE BANK OF REMINGTON, INC.
                                 P.O. Box 158
                              Remington, VA 22734


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SATURDAY, JULY 17, 1999



      A special  meeting  of  shareholders  of State  Bank of  Remington,  Inc.
("State   Bank")   will  be  held  at  1:30 p.m. on Saturday, July 17, 1999 at the Remington Lions Club, Remington, VA 22734, to consider the following matters:

      (1) The proposal to approve the Agreement and Plan of Merger (and related Plan of Merger) (the "Merger Agreement") dated
            February 17, 1999, by and between State Bank and James River Bankshares, Inc. ("James River"), which agreement provides for State Bank to merge with and into JRB Acquisition Bank, Inc., a wholly owned subsidiary of James River, so that after the merger State Bank will, in effect, become a wholly owned subsidiary of James River; and

      (2) Any other business properly brought before the special meeting or any adjournment or postponement thereof.

      YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT.

      Only State Bank shareholders of record at the close of business on June 8, 1999 are entitled to notice of, and to vote at, this special meeting and any adjournments or postponements thereof.

      Your attention is directed to the Joint Proxy Statement/Prospectus delivered with this Notice.

                                    By Order of the Board of Directors

                                          /s/ Sharon G. Lee
                                          -------------------------
                                              Sharon G. Lee
                                              Corporate Secretary
Remington, Virginia
June 14, 1999

      REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE URGED TO VOTE PROMPTLY BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.